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                                                               EXHIBIT 99.(a)(3)

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STEP 1     STEP 2     STEP 3

WELCOME TO THE EQUISERVE ONLINE ELECTION WIZARD.

Just follow a few simple steps to complete the secure online election process:
(Internet use for U.S. grantees and optionees only)

AUTHENTICATION:      Login using your Control Number (found on your printed
                     Election Form)
ELECTION:            Review election selections and submit your election
CONFIRMATION:        Review and confirm your election

Please have your printed Election Form available before you proceed. If you have not already done so, please stop and carefully review the Offer to Exchange, dated May 7, 2003, and your printed Election Form, the legal documents governing your election. To get started, enter the requested information below and click "Continue."

STEP 1: AUTHENTICATION

Enter the Control Number as it appears on your printed        [             ]
Election Form

Enter the last 4 digits of your social security number        [    ]
(SSN)

                                                                        CONTINUE
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STEP 1     STEP 2     STEP 3

GEORGIA-PACIFIC EXCHANGE PROGRAM

ELECTION FORM (INTERNET USE FOR U.S. GRANTEES AND OPTIONEES ONLY)

I have received the Offer to Exchange and accept its terms. I understand that if I exchange any of my eligible options and eligible SARs, I must exchange all of my eligible options and eligible SARs. I understand that if I exchange my eligible options and eligible SARs, I will receive (1) a lesser number of shares of restricted stock in exchange for my eligible options, in accordance with the exchange ratios set forth in Section 1 ("Number of Options and SARs; Eligibility Expiration Date") of the Offer to Exchange, and (2) a lesser number of replacement SARs in exchange for my eligible SARs, in accordance with the exchange ratios set forth in Section 1 of the Offer to Exchange. I understand that the restricted stock and replacement SARs will vest and be delivered as set forth in the Offer to Exchange and are subject to forfeiture.

Your completion of the election process using this system has the same legal effect as signing and returning your printed Election Form.


   I elect to exchange (1) all of my eligible options for a   [ ] YES  [ ] NO
   lesser number of shares of restricted stock, and (2) all of my eligible SARs for a lesser number of replacement SARs, upon the terms and conditions set forth in the Offer to Exchange.

To submit your election please click "Submit."                          [SUBMIT]
(NOTE: Your election will not be valid until you click "Submit.")